Exhibit 10.7

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”), dated as of November 12, 2025 (the “Effective Date”), is entered into by and between Joseph La Rosa, a resident of the State of Florida (the “Stockholder”), and La Rosa Holdings Corp., a Nevada corporation (the “Corporation”).

RECITALS

WHEREAS, Stockholder is the owner of 2,000 shares of Series X Super Voting Preferred Stock, par value $0.0001 per share, of Corporation (the “Shares”);

WHEREAS, the Corporation and the investors party thereto (the “Buyers”) are entering into that certain Securities Purchase Agreement, dated as of November 12, 2025 (the “Securities Purchase Agreement”; and capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Securities Purchase Agreement);

WHEREAS, the Board of Directors of the Corporation has, among other things and in connection with the entry into the Securities Purchase Agreement, authorized and approved (i) an Amendment to the Articles of Incorporation of the Corporation substantially in the form attached hereto as Exhibit A (the “Certificate of Amendment”) and recommended that the shareholders of the Corporation approve the Certificate of Amendment, and (ii) following the effective time of the Certificate of Amendment and on the terms and subject to the conditions hereof, the redemption of the Shares; and

WHEREAS, once the holders of a majority of the voting power of the Corporation (the “Majority Stockholders”) approve, among other things, the Certificate of Amendment, such approval shall become effective following the distribution by the Corporation to its stockholders of a Definitive Information Statement on Schedule 14C with respect thereto and the passage of time required under the 1934 Act.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1. Redemption. On the Initial Closing Date. the Corporation shall redeem and immediately cancel and return to the status of “blank check” preferred stock of the Corporation, and the Stockholder shall surrender to the Corporation for such purpose, for the Redemption Price (defined below) and payable as set forth below a number of Shares (“Initial Shares”) such that, immediately after such redemption, the Stockholder will own Shares representing not less than 80% of the total voting power of the Corporation, and thereafter upon the terms and conditions as set forth herein, all or any portion of the remaining Shares (“Additional Shares”) (collectively, the “Redemptions”).

2. Redemption Price. The aggregate consideration to be paid by the Corporation to the Stockholder for the Shares is Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Redemption Price”).

3. Payment of Redemption Price. The Redemption Price, shall be payable in cash by wire transfer to the account of Stockholder designated in writing, as follows: (a) Two Million Dollars ($2,000,000.00) payable on the Initial Closing Date (the “Fixed Redemption Price”); and (b) subject to the satisfaction of the conditions hereinafter specified, Five Hundred Thousand Dollars ($500,000) (the “Contingent Redemption Price”) within three (3) days following the date on which all of the following conditions shall have first been satisfied:

(a)	the Corporation shall have timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of 1934 Act for four (4) consecutive fiscal quarters following the Initial Closing Date;

(b)	the Corporation shall have remained compliant with Section 4(ff) of the Securities Purchase Agreement for four (4) consecutive fiscal quarters following the Initial Closing Date;

(c)	the Corporation shall have remained compliant with the continued listing requirements of the Primary Market for four (4) consecutive fiscal quarters following the Initial Closing Date; and

(d)	no Event of Default under either the February Note or any outstanding Notes shall have occurred and be continuing on the date of the satisfaction of the above conditions and through the date of payment.

4. Surrender of Shares. Upon each redemption of Shares as provided herein, the Stockholder shall duly execute and deliver to the Corporation such instrument(s) of transfer with respect to the redeemed Shares as may be reasonably requested by the Corporation necessary or advisable to effectuate or confirm the surrender of such redeemed Shares to the Corporation.

5. Mandatory Redemption. The Corporation and the Stockholder agree that in the event that the Corporation receives any notice from a prospective investor (including any Buyers) that such prospective investor would provide, or commit to provide, equity or debt financing to the Corporation but for the existence of any then outstanding Shares, the Corporation will, within twenty-four (24) hours following receipt of such notice, redeem all remaining issued and outstanding Shares for no additional consideration.

6. Lock-Up.

(a)	In order to induce the Buyers to enter into the Securities Purchase Agreement, and in light of the benefits that the transactions thereby, including the Redemptions, will confer upon the Stockholder in its capacity as a securityholder and/or an officer, director or employee of the Corporation, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder hereby agrees with the Corporation that from the date hereof and until all Shares have been redeemed in full that, subject to the exceptions and other provisions of this Agreement, the Stockholder will not, without the prior written consent of the Lead Buyer, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Shares, including without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, additional Shares, whether now owned or hereafter acquired by the Stockholder or with respect to which the Stockholder has or hereafter acquires the power of disposition (including, without limitation, Shares which may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations promulgated under the 1933 Act (the “Beneficially Owned Shares”)) (all such securities referred to in this paragraph (i) to be collectively referred to as the “Lock-Up Securities”), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Lock-Up Securities, (iii) engage in any short selling of the Lock-Up Securities, (iv) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (v) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

(b)	The restrictions set forth in Section 6(a) shall not apply to:

(i)	any transfers made by the Stockholder for financial and/or estate planning purposes, including any such transfer to any member of the immediate family (as defined below) of the Stockholder or to a trust the beneficiaries of which are exclusively the Stockholder or members of the Stockholder’s immediate family and such transfer is not for value;

(ii)	the occurrence after the date hereof of any of the following: (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the 1934 Act (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of 100% of the voting securities of the Corporation, (b) the Corporation merges into or consolidates with any other entity, or any entity merges into or consolidates with the Corporation, or (c) the Corporation sells or transfers all or substantially all of its assets to another person, provided, that, the shares of capital stock of the Corporation received upon any of the events set forth in clauses (a) through (c) above shall remain subject to the restrictions provided for in this Agreement;

(iii)	by will or intestate succession upon the death of the Stockholder;

(iv)	transfers by operation of law or pursuant to an order of a court or regulatory agency; or

(v)	transfers consented to, in writing by the Lead Buyer;

provided, however, that in the case of any transfer described in clause (i), (ii), (iii) or (v) above, it shall be a condition to the transfer that the transferee executes and delivers to the Corporation and the Lead Buyer not later than one Business Day prior to such transfer, a joinder to this Agreement agreeing to be bound by the terms of this Agreement with respect to the Shares and this Section 6 with respect to the Lock-Up Securities.

For purposes of this Agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Stockholder; and “affiliate” shall have the meaning set forth in Rule 405 under the 1933 Act.

(c)	The Stockholder further agrees that (i) it will not, during the term of this Section 6 make any demand or request for or exercise any right with respect to the registration under the 1933 Act of Lock-Up Securities, and (ii) the Corporation may, with respect to any Lock-Up Securities, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such period. In addition, the Stockholder hereby waives, from the date hereof until the expiration of such period any and all rights, if any, to request or demand registration pursuant to the 1933 Act of any Lock-Up Securities that are registered in the name of the Stockholder or that are Beneficially Owned Shares.

7. Stockholder’s Representations and Warranties. The Stockholder hereby represents and warrants to the Corporation the following:

(a)	The Stockholder owns of record all the Shares, free and clear of all pledges, liens, encumbrances, security interests, options, claims and other charges of every kind. The Stockholder has not entered into any contract or agreement, other than this Agreement, to sell or otherwise transfer any of the Shares.

(b)	The Stockholder has full power and authority to execute this Agreement and to consummate the transactions contemplated in this Agreement. This Agreement is the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c)	The execution and delivery by the Stockholder of this Agreement and the compliance with the terms and provisions of this Agreement will not result in (i) any violation of any federal, state or local laws, orders or regulations applicable to the Stockholder or (ii) any violation of, or in conflict with, or breach the terms, conditions or provisions of, or constitute a default under, any agreement, or require or give to others any interest or rights, including rights of termination, cancellation or acceleration, with respect to any instruments, contracts or agreements, or require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any court, administrative or governmental body which has not been obtained or given.

8. The Corporation’s Representations and Warranties. The Corporation represents and warrants to the Stockholder as follows:

(a)	The Corporation has the full right, power and authority to execute and deliver this Agreement and, subject to the effectiveness of the Certificate of Amendment to perform its obligations hereunder. The Corporation’s execution, delivery and (subject to the effectiveness of the Certificate of Amendment to perform its obligations hereunder) performance of this Agreement have been duly authorized by all necessary corporate action (subject to the filing of the Certificate of Amendment) to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

(b)	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute or cause a breach or violation of its articles of incorporation or bylaws, or other covenants or obligations binding upon the Corporation or affecting any of the Corporation’s properties.

(c)	The execution and delivery by the Corporation of this Agreement and the compliance with the terms and provisions of this Agreement will not result in (i) any violation of any federal, state or local laws, orders or regulations applicable to Corporation or (ii) any violation of, or in conflict with, or breach the terms, conditions or provisions of, or constitute a default under, any loan document mortgage, or other agreement or require or give to others any interest or rights, including rights of termination, cancellation, or acceleration, with respect to any instruments, loan documents, contracts, or agreements, or require any authorization, consent, approval, exemption, or other action by any court, administrative, or governmental body, which has not been obtained or will be obtained as contemplated by this Agreement, or require any notice to, or filing with, any court, administrative, or governmental body which has not been obtained, given or filed, except for the Certificate of Amendment (which will be filed prior to the Redemption).

9. Closings. The Redemption of the Initial Shares hereunder shall take substantially concurrently with the Initial Closing. The closings of any redemption(s) of the Additional Shares hereunder shall take place at the time (after the Initial Closing) and place as may be determined by the Board of Directors of the Corporation in accordance with the terms hereof. Such closings shall be held remotely by electronic transfer of the documentation, or at such place and time as may be mutually agreed upon by the parties hereto.

10. Further Conditions to Close; Deliveries at Closing.

(a) The Corporation’s obligation to complete each Redemption is further contingent upon: (i) all of Stockholder’s representations and warranties under this Agreement being true, accurate and complete in all material respects as of the date thereof, and (ii) no proceeding or investigation having been instituted before or by any court or governmental authority to restrain or prevent the carrying out of the transactions contemplated by this Agreement and there shall exist no injunction or other order issued by any governmental authority which prohibits the consummation of the transactions contemplated under this Agreement.

(b) The Stockholder’s obligation to complete each Redemption is further contingent upon: (i) all of the Corporation representations and warranties under this Agreement and the Securities Purchase Agreement being true, accurate and complete in all material respects as of the date thereof, and (ii) no proceeding or investigation having been instituted before or by any court or governmental authority to restrain or prevent the carrying out of the transactions contemplated by this Agreement and there shall exist no injunction or other order issued by any governmental authority which prohibits the consummation of the transactions contemplated under this Agreement.

11. Notices. Any notice given or required to be given under this Agreement shall be proper if in writing and mailed by registered or certified mail, return receipt requested. Notices shall be sent to the last known address of the intended recipient of which the sender is reasonably aware or of which the sender should be aware.

12. Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties, their heirs, legal representatives, successors and assigns; provided that neither party may assign or delegate any of such party’s rights or obligations hereunder without obtaining the prior written consent of the other party.

13. Further Assurances. Each party agrees, upon written notice from any other party, to execute any other agreements, documents or instruments consistent with this Agreement that is reasonably necessary or desirable in order to carry out the intent of the transaction contemplated in this Agreement.

14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be taken to be an original.

15. Entire Agreement. This Agreement, including any other writing or communication delivered pursuant to this Agreement, constitutes the entire agreement and understanding between the parties and supersedes any prior agreement or understanding relating to the subject matter of this Agreement.

16. Amendment. No modification of or amendment to this Agreement shall be binding unless in writing and signed by both of the parties hereto.

17. Governing Law. This Agreement is entered into under, and shall be governed by and construed in accordance with, the laws of the State of Nevada in the same manner applicable to contracts made and to be performed entirely within such state and without giving effect to choice of law principles of such state.

18. Consent to Jurisdiction. Any claim arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted only in any federal or state court located in Clark County, Nevada, and each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the exclusive jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of such court in any such claim.

19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

20. Expenses. Each party to this Agreement shall bear all expenses and costs incurred by such party in connection with the transactions contemplated in this Agreement.

21.  Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision was omitted.

22. Miscellaneous. This Agreement is the result of a full and complete negotiation at arms length by all parties hereto. Accordingly, no prior draft of this Agreement or its exhibits or schedules prepared by any party, shall be used to construe or interpret any provisions of the Agreement or exhibits or schedules. The parties to this Agreement expressly acknowledge that this Agreement was jointly drawn with an opportunity to participate by all of the parties and no inference shall therefore be drawn against any party based upon the identity of the preparer of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE STOCKHOLDER:

/s/ Joseph La Rosa
JOSEPH LA ROSA

THE CORPORATION:

LA ROSA HOLDINGS CORP.

By:	/s/ Deana La Rosa
Name:	Deana La Rosa
Title:	Chief Operating Officer

Exhibit A

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

LA ROSA HOLDINGS CORP.

(the “Corporation”)

Subsection F (Redemption Rights) of Section 3.04 (Series X Super Voting Preferred Stock) is hereby amended and restated as follows:

F. Redemption Rights. The shares of the Series X Preferred Stock may be redeemed from time to time and at any time in whole or in part upon such terms and conditions as may be approved by the Board of Directors and agreed to by the holder(s) thereof.